Industrial Services of America, Inc.
Announces Third Quarter 2010 Earnings

LOUISVILLE, KY -- Industrial Services of America, Inc. (NASDAQ: IDSA) today announced financial results for its third quarter ended September 30, 2010. Revenue for the third quarter of 2010 was $76.6 million compared with $80.0 million for the same period in 2009.  Net income for the quarter was $1.9 million, or $0.28 per diluted share, compared with $2.2 million, or $0.37 per diluted share, for the third quarter of 2009.  Diluted shares outstanding increased to 6,835,480 from 5,864,585 diluted shares in the third quarter of 2009.

Key Highlights for the Third Quarter Ending September 30, 2010

--     Ferrous shipment volumes increased 90% quarter-over-quarter, resulting primarily from ongoing improvements in shredder efficiency

--     The Company began the installation of an upgrade to its downstream non-ferrous recovery system, designed to increase yields and profit margins

--     Industry veteran Daniel Gascoyne joined ISA as Executive Vice President to lead the Company's Non-Ferrous Division

--     Non-Ferrous shipment volumes were 13% higher than shipment volumes in the second quarter

--     ISA's Alloys division continued to perform well with respect to profit margins and capacity

Key Highlights for the Nine Months Ending September 30, 2010

--     Revenues up 70% year-over-year

--     Net Income up 61% year-over-year

--     Diluted EPS up 36% year-over-year, despite an increase in shares outstanding

Harry Kletter, Chairman of the Board of Industrial Services of America, commented, "When we look at our earnings, our Alloys, Ferrous and Non-Ferrous divisions all performed solidly during the quarter.

The third quarter of 2010 was the seventh consecutive quarter of profitability for ISA, following the dramatic downturn in the industry and the global economy in the fourth quarter of 2008.

Mr. Kletter said, "Scrap recycling is not a monthly or quarterly business.  We buy and sell scrap in response to customer orders, but we can't predict the timing.  Sometimes we have firm orders that don't ship until the following quarter.  But we have grown our business every year, and 2010 is no different."

Mr. Kletter commented, "In addition, I'd like to express how proud we are to have been recognized by Forbes as number 8 on its list of America's 100 Best Small Companies.  This type of national recognition validates ISA's prominence as one of the leading performers in its class of public companies.  We remain focused on continuing this strong performance."

Mr. Kletter encourages interested parties to listen to ISA's earnings call (information below) and attend ISA's presentation at The Wall Street Analyst Forum, being held at The University Club in New York City on November 11, 2010.

Conference Call to Discuss Third Quarter 2010 Results

ISA will host a conference call on Wednesday, November 10, 2010 at 10:00 AM Eastern time to discuss third quarter results.  Participants can access the call by dialing:

U.S. and Canada Dial-in Number: 877-354-6067

Conference ID#: 19675769

Callers should identify the Industrial Services of America earnings results call.

A replay will be available two hours after the call through midnight November 6, 2010 by calling:

800-642-1687 or 706-645-9291.

ISA's 2010 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(UNAUDITED)

	2010	2009

Revenue from services	$ 1,761,589	$ 1,552,696
Revenue from product sales	74,788,711	78,416,778
Total revenue	76,550,300	79,969,474

Cost of goods sold for services	1,687,588	972,874
Cost of goods sold for product sales	67,493,739	72,483,157
Total cost of goods sold	69,181,327	73,456,031

Selling, general and administrative expense	3,884,059	2,606,476

Income before other income (expense)	3,484,914	3,906,967

Other income (expense)
Interest expense	(353,338)	(350,589)
Interest income	6,491	5,619
Gain on sale of assets	21,893	42,137
Other income (expense)	44,408	(2,111)
	(280,546)	(304,944)

Income before income taxes	3,204,368	3,602,023

Income tax provision	1,281,747	1,440,809

Net income	$ 1,922,621	$ 2,161,214

Basic earnings per share	$ 0.28	$ 0.37

Diluted earnings per share	$ 0.28	$ 0.37

Weighted shares outstanding:
Basic	6,784,917	5,850,633

Diluted	6,835,480	5,864,585

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(UNAUDITED)

	2010	2009

Revenue from services	$ 4,831,239	$ 5,720,398
Revenue from product sales	238,702,989	137,623,313
Total revenue	243,534,228	143,343,711

Cost of goods sold for services	4,474,040	4,388,861
Cost of goods sold for product sales	217,654,093	124,305,531
Total cost of goods sold	222,128,133	128,694,392

Selling, general and administrative expense	10,649,352	7,756,020

Income before other income (expense)	10,756,743	6,893,299

Other income (expense)
Interest expense	(1,021,949)	(702,255)
Interest income	23,798	27,779
Gain on sale of assets	256,041	53,109
Other income (expense)	40,509	(42,787)
	(701,601)	(664,154)

Income before income taxes	10,055,142	6,229,145

Income tax provision	4,022,057	2,491,658

Net income	$ 6,033,085	$ 3,737,487

Basic earnings per share	$ 0.92	$ 0.67

Diluted earnings per share	$ 0.91	$ 0.67

Weighted shares outstanding:
Basic	6,566,879	5,565,593

Diluted	6,610,879	5,570,294

INDUSTRIAL SERVICES OF AMERICA, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA (1):

	Three Months ending Sept 30,		Nine Months ending Sept 30,
	2010	2009	2010	2009
Net Income	1,922,621	2,161,214	6,033,085	3,737,487
Interest expense	353,338	350,589	1,021,949	702,255
Income taxes	1,281,747	1,440,809	4,022,057	2,491,658
Depreciation	950,809	795,135	2,681,078	2,024,559
Amortization	-	-	-	-
EBITDA (1)	4,508,515	4,747,747	13,758,169	8,955,959

(1)    EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company. Additionally, years of service for fixed assets and amortizable assets are based on company judgment. Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/